EXHIBIT 2.1

PLAN AND AGREEMENT OF MERGER

Plan and Agreement of Merger1, dated as of January 1, 2025 (the “Agreement”), among Qrons Inc., a Wyoming corporation (“Parent”), Primary Merger Sub, Inc., a Colorado corporation wholly owned by Parent (“Merger Sub”), and First Person Ltd., an Alberta, Canada corporation (“Target”) (Merger Sub and Target being hereinafter collectively referred to as the “Constituent Corporations”).

WHEREAS, the Boards of Directors of Parent, Merger Sub and Target have approved the acquisition of Target by Parent;

WHEREAS, in furtherance of such acquisition, the Boards of Directors of Parent, Merger Sub and Target have each approved the merger of Merger Sub into Target (the “Merger”), pursuant to an Agreement of Merger in the form attached hereto as Exhibit A (the “Merger Agreement”), and the transactions contemplated hereby, in accordance with the applicable provisions of the statutes of the State of Colorado and the Province of Alberta, Canada, and upon the terms and subject to the conditions set forth herein; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”); and

WHEREAS, each of the parties to this Agreement desires to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound thereby, Parent, Merger Sub and Target hereby agree as follows:

1. The Merger.

1.01 The Merger. At the Effective Time (as defined in Section 1.02) and subject to and upon the terms and conditions of this Agreement and the Merger Agreement, Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease, and Target shall continue as the surviving corporation, in accordance with the applicable provisions of the Colorado Revised Statutes and the Alberta (Canada) Business Corporations Act (the “Alberta Law”). Target, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation”.

____________

1References in this Agreement to “merger” shall include “amalgamation” as that term is defined in the Alberta (Canada) Business Corporations Act.

PLAN AND AGREEMENT OF MERGER | PAGE 1

1.02 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth in Section 6, and provided that this Agreement has not been terminated or abandoned pursuant to Section 8, the Constituent Corporations shall cause the Merger to be consummated by filing Articles of Merger/Articles of Amalgamation (the “Articles of Amalgamation”) with the office of the Secretary of State of Colorado and the Alberta Corporate Registry, respectively, in such form as required by, and executed in accordance with, the relevant provisions of the Alberta Law. The “Effective Time” of the Merger shall mean the Closing Date (defined below). Each of the parties shall use its best efforts to cause the Merger to be consummated as soon as practicable following the fulfillment or waiver of the conditions specified in Section 6 hereof.

1.03 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the Alberta Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, except as otherwise provided herein, all the property, rights, privileges, powers and franchises of Target shall vest in the Surviving Corporation, and all debts, liabilities and duties of Target shall become the debts, liabilities and duties of the Surviving Corporation.

1.04 Articles of Incorporation; Bylaws.

(a) At the Effective Time, the Articles of Incorporation of Target, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Articles of Incorporation.

(b) The Bylaws of Target, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until thereafter amended as provided by law, the Articles of Incorporation of the Surviving Corporation and such Bylaws.

1.05 Directors and Officers. The board of directors of Target immediately upon the Effective Time shall be Cory J. Rosenberg, Chris L. Claussen, Ariel Fainsod, Gail D. Hamilton Azodo and Rosema J. Nemorin, each to hold office in accordance with the Articles of Incorporation and Bylaws of the Surviving Corporation, and the officers of Target immediately upon the Effective Time shall be the officers of the Surviving Corporation immediately prior to the Effective Time, in each case until their respective successors are duly elected or appointed and qualified.

1.06 Conversion of Securities. At the Effective Time, by virtue of the Merger and without any additional action on the part of Merger Sub and Target, the following shall occur:

PLAN AND AGREEMENT OF MERGER | PAGE 2

(a) Each share of common stock of Target (the “Target Common Stock”) held in the treasury of Target and each such share of Target Common Stock owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Parent or of Merger Sub immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(b) Each share of Target Common Stock which is outstanding immediately prior to the Effective Time, other than those shares of Target Common Stock cancelled as set forth in subsection (a) hereof, shall be converted into the right to receive shares of the Series B Convertible Preferred Stock of Parent (the “Parent Merger Stock”), as follows:

at the Effective Time, the then-outstanding shares of Target Common Stock shall be exchanged, pro rata, for a total of 8,000 shares of Parent Merger Stock (these shares of Parent Merger Stock are referred to as the “Merger Shares”). The Merger Shares are referred to as the “Merger Consideration”.2

The Certificate of Designation of Parent’s Series B Convertible Preferred Stock is attached hereto as Exhibit B and made a part hereof.

(c) Anti-Dilution Adjustments. The number of shares included in the Merger Consideration (the “Merger Shares”) shall be subject to adjustment as follows:

(1) In case the Parent shall, after the date of hereof and prior to the Effective Time, (A) pay a dividend or make a distribution on its Parent Merger Stock in shares of its capital stock or other securities, (B) subdivide its outstanding shares of Parent Merger Stock into a greater number of shares, (C) combine its outstanding Parent Merger Stock into a smaller number of shares or (D) issue, by reclassification of its Parent Merger Stock, shares of its capital stock or other securities of the Parent (including any such reclassification in connection with a consolidation or merger in which Parent is the continuing corporation), the number of Merger Shares issuable to the shareholders of Target (the “Shareholders”) immediately prior thereto shall be adjusted so that the Shareholders shall be entitled to receive the kind and number of Merger Shares, shares of Parent’s capital stock and other securities of Parent which such holder would have owned or would have been entitled to receive immediately after the happening of any of the events described above, had the Merger Shares been issued to the Shareholders immediately prior to the happening of such event or any record date with respect thereto. Any adjustment made pursuant to this subsection shall become effective immediately after the effective date of such event.

____________

2Parent, Merger Sub and Target understand and agree that the Series B Convertible Preferred Stock is being issued in lieu of shares of common stock of Parent, due to Parent’s existing lack of sufficient authorized shares of common stock to so issue the requisite number of shares. Parent, Merger Sub and Target further understand and agree that, were there sufficient authorized shares of common stock of Parent available to be issued at the Closing hereunder, immediately following the Effective Time, the ownership of Parent’s common stock would be as follows:

Parent Shareholders Immediately After the Effective Time......................................................... 18,000,000 shares (14.50%)

Target Shareholders Immediately After Effective Time............................................................... 99,943,448 shares(80.51%)

Other Merger-Related Issuances Immediately After Effective Time................................................. 6,194,482 shares (4.99%)

Total 124,137,930 shares (100%)

PLAN AND AGREEMENT OF MERGER | PAGE 3

(2) In case Parent shall, after the date of hereof and prior to the Effective Time, issue rights, options, warrants or convertible securities to holders of its Parent Merger Stock, without any charge to such holders, containing the right to subscribe for or purchase Parent Merger Stock, the number of Merger Shares thereafter issuable to the Shareholders shall be determined by multiplying the number of Merger Shares theretofore issuable to the Shareholders by a fraction, of which the numerator shall be the number of shares of Parent Merger Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities plus the number of additional shares of Parent Merger Stock offered for subscription or purchase, and of which the denominator shall be the number of shares of Parent Merger Stock outstanding immediately prior to the issuance of such rights, options, warrants or convertible securities. Such adjustment shall be made whenever such rights, options, warrants or convertible securities are issued, and shall become effective immediately upon issuance of such rights, options, warrants or convertible securities.

(3) In case Parent shall, after the date of hereof and prior to the Effective Time, distribute to holders of its Parent Merger Stock evidences of its indebtedness or assets (excluding cash dividends or distributions out of current earnings made in the ordinary course of business consistent with past practices), then in each case the number of Merger Shares that have not yet been issued to the Shareholders shall be determined by multiplying the number of Merger Shares that have not yet been issued to the Shareholders by a fraction, of which the numerator shall be the then Market Price (as defined below) on the date of such distribution, and of which the denominator shall be such Market Price on such date minus the then fair value (determined as provided in subsection (d) below) of the portion of the assets or evidences of indebtedness so distributed applicable to one share of Parent Merger Stock. Such adjustment shall be made whenever any such distribution is made and shall become effective on the date of distribution.

(4) To the extent not covered by subsections (b) or (c) hereof:

(A) In case Parent shall sell or issue Parent Merger Stock or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into shares of Parent Merger Stock at a price per share lower than $0.04 per share, then the number of unissued Merger Shares shall thereafter be equal to the sum of the number of unissued Merger Shares immediately prior to such sale or issuance plus the number of shares of Parent Merger Stock and rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into shares of Parent Merger Stock sold or issued in such issuance.

PLAN AND AGREEMENT OF MERGER | PAGE 4

(B) In case Parent shall sell or issue Parent Merger Stock or rights, options, warrants or convertible securities containing the right to subscribe for, purchase or exchange into Parent Merger Stock for a consideration consisting, in whole or in part, of property other than cash or its equivalent, then, in determining the “price per share” of Parent Merger Stock and the “consideration received by Parent” for purposes of the first sentence of this subsection (c), the Board of Directors shall determine the fair value of said property, and such determination, if based upon the Board of Directors’ good faith business judgment, shall be binding upon the Shareholders. In determining the “price per share” of Parent Merger Stock, any underwriting discounts or commissions paid to brokers, dealers or other selling agents shall not be deducted from the price received by Parent for sales of securities registered under the Securities Act of 1933, as amended (the “Securities Act”), or issued in a private placement.

(5) For the purpose of this Section 1.06, the term “Parent Merger Stock” shall mean (A) the class of stock designated as the Parent Merger Stock of parent at the date of this Agreement or (B) any other class of stock resulting from successive changes or reclassifications of such Parent Merger Stock consisting solely of changes in par value, or from par value to no par value, or from no par value to par value. In the event that at any time, as a result of an adjustment made pursuant to this Section 1.06, a Shareholder shall become entitled to receive any securities of Parent other than Parent Merger Stock, (i) if the Shareholder’s right to acquire is on any other basis than that available to all holders of Parent Merger Stock, Parent shall obtain an opinion of a reputable investment banking firm valuing such other securities and (ii) thereafter the number of such other securities so purchasable upon issuance of the Merger Consideration shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Parent Merger Stock contained in this Section 1.06.

(6) Upon any adjustment of the number of Merger Shares, then and in each such case, Parent shall give written notice thereof, by e-mail as provided herein addressed to the Shareholders as shown on the books of Parent, which notice shall state the increase or decrease, if any, in the number of shares of Parent Merger Stock issuable to the Shareholders as Merger Shares, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

(d) The common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into shares of common stock of the Surviving Corporation, which shall be the only shares of the Surviving Corporation outstanding after the Effective Time, resulting in the Surviving Corporation being wholly owned by Parent after the Effective Time.

PLAN AND AGREEMENT OF MERGER | PAGE 5

1.07 Surrender of and Exchange of Target Common Stock.

(a) As soon as practicable after the Effective Time, the stock certificates and/or book entry statements representing Target Common Stock issued and outstanding at the Effective Time (or affidavits of lost certificates in a form reasonably acceptable to Parent) shall be surrendered for exchange to the Surviving Corporation. Until so surrendered for exchange, each such stock certificate and/or book entry statement nominally representing Target Common Stock shall be deemed for all purposes (except for payment of dividends thereon or redemption thereof) to evidence the ownership of the number of shares of Parent Voting Stock which the holder would be entitled to receive upon its surrender to the Surviving Corporation.

(b) No redemption with respect to Parent Merger Stock shall be made with respect to any unsurrendered certificates representing shares of Target Common Stock with respect to which the shares of Parent Merger Stock shall have been issued in the Merger, until such certificates shall be surrendered as provided herein.

(c) All rights to receive the Merger Consideration into which shares of Target Common Stock shall have been converted pursuant to this Section 1 shall be deemed to have been paid or issued, as the case may be, in full satisfaction of all rights pertaining to such shares of Target Common Stock.

1.08 Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement shall take place at 11:00 a.m., Eastern Standard Time, on or before January 20, 2024, to be effective January 1, 2025 (the “Closing Date”).

2. Further Agreements.

2.01 Access to Information; Confidentiality.

(a) From the date hereof to the Effective Time, each of Parent, Merger Sub and Target shall, and shall cause their respective subsidiaries, affiliates, officers, directors, employees, auditors and agents to afford the officers, employees and agents of one another complete access at all reasonable times to one another’s officers, employees, agents, properties, offices, plants and other facilities and to all books and records, and shall furnish one another with all financial, operating and other data and information as each, through its officers, employees or agents, may reasonably request; provided, however, that no party shall be required to provide access or furnish information which it is prohibited by law or contract to provide or furnish.

(b) Each of Parent, Merger Sub and Target shall, and shall cause their respective affiliates and their respective officers, directors, employees and agents to hold in strict confidence all data and information obtained by them from one another or their respective subsidiaries, affiliates, directors, officers, employees and agents (unless such information is or becomes readily ascertainable from public or published information or trade sources or public disclosure or such information is required by law) and shall insure that such officers, directors, employees and agents do not disclose such information to others without the prior written consent of Parent, Merger Sub or Target, as the case may be.

(c) In the event of the termination of this Agreement, Parent, Merger Sub and Target shall, and shall cause their respective affiliates, officers, directors, employees and agents to (1) return every document furnished to them by one another or any of their respective subsidiaries, affiliates, officers, directors, employees and agents in connection with the transactions contemplated hereby and any copies thereof, and (2) shall cause others to whom such documents may have been furnished to return such documents and any copies thereof any of them may have made.

PLAN AND AGREEMENT OF MERGER | PAGE 6

(d) No investigation pursuant to this Section 2 shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

2.02 Notification of Certain Matters. Target shall give prompt notice to Parent, and Parent shall give prompt notice to Target, of (a) the occurrence or non-occurrence of any event, the occurrence or non-occurrence of which would be likely to cause any representation or warranty contained in this Agreement to be untrue or inaccurate, and (b) any failure of Target, Parent or Merger Sub, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 2 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

2.03 Board of Directors of Surviving Corporation. At the Effective Time, Cory J. Rosenberg, Chris L. Claussen, Ariel Fainsod, Gail D. Hamilton Azodo and Rosema J. Nemorin shall be elected as directors of Surviving Corporation, to serve until the earlier of their removal or resignation.

2.04 Board of Directors of Parent. At the Effective Time, Cory J. Rosenberg, Chris L. Claussen, Ariel Fainsod, Gail D. Hamilton Azodo and Rosema J. Nemorin shall be elected as directors of Parent, to serve until the earlier of their removal or resignation.

2.05 Officers of Parent. At the Effective Time, Cory J. Rosenberg shall be appointed Chief Executive Officer, President and Secretary of Parent, Darcy A. Campbell shall be appointed Chief Financial Officer of Parent and Chris L. Claussen shall be appointed Chief Innovation Officer of Parent.

2.06 Anti-Dilution Agreement. At or before the Closing, Parent, Target and certain shareholders of Parent shall have entered into an anti-dilution agreement (the “Anti-Dilution Agreement”) in the form of Exhibit C attached hereto.

2.07 Preferred Stock Purchase Agreement. At or before the Closing, Cory Rosenberg, Jonah Meer and Ido Merfeld shall have entered into a preferred stock purchase agreement (the “Preferred Stock Agreement”), in a form acceptable to Target, pursuant to which Mr. Rosenberg would purchase all outstanding shares of the Series A Preferred Stock of Parent.

2.08 Further Action. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all other things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement.

PLAN AND AGREEMENT OF MERGER | PAGE 7

2.09 Public Announcements. No party shall issue a press release or otherwise make any public statements with respect to the Merger, without the prior consent of the other parties; provided, however, that Parent may, without the prior consent of any party, issue a press release or otherwise make public statements with respect to the Merger, should such press release or public statements be deemed, in good faith, necessary by Parent to assure its compliance with applicable securities laws.

3. Representations and Warranties of Parent and Merger Sub. Parent and Merger Sub hereby, jointly and severally, represent and warrant to Target that, except as set forth in the Disclosure Schedule of Parent and Merger Sub delivered herewith to Target (the “Parent Disclosure Schedule”):

3.01 Organization and Qualification; Subsidiaries. Each of Parent and Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Neither Parent nor Merger Sub has received any notice of proceedings relating to revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders. The term “Material Adverse Effect”, as used herein, means any change in or effect on the business of Parent or Merger Sub (including intangible properties), prospects, condition (financial or otherwise), assets or subsidiaries, taken as a whole. Parent has no subsidiaries other than Merger Sub.

3.02 Articles of Incorporation and Bylaws. Parent shall, as part of the Parent Disclosure Schedule, furnish to Target a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Parent and Merger Sub. Such Articles of Incorporation and Bylaws are in full force and effect.

3.03 Capitalization.3 As of the date of this Agreement, the authorized capital stock of Parent consists of: 100,000,000 shares of common stock, of which 18,000,000 shares will be issued and outstanding as of the Effective Time; and 10,000 shares of preferred stock, of which (a) 2,000 shares are designated Series A Preferred Stock and 2,000 shares are issued and outstanding; and (b) of which 8,000 shares are designated Series B Convertible Preferred Stock and none of which is issued and outstanding.

____________

3Parent warrants that it has filed with the Wyoming Secretary of State a Restated Certificate of Designation of its Series A Preferred Stock, in the form of Exhibit E attached hereto, and a Certificate of Designation of its Series B Convertible Preferred Stock, in the form of Exhibit B attached hereto.

PLAN AND AGREEMENT OF MERGER | PAGE 8

All currently issued shares of capital stock of Parent are validly issued, fully paid and non-assessable. No shares of capital stock of Parent are held in the treasury of Parent or by subsidiaries of Parent. Except as set forth in the Parent Disclosure Schedule, no shares of capital stock of Parent are reserved for future issuance.

Except as set forth in the Parent Disclosure Schedule, each of the outstanding securities of each of Parent’s corporate subsidiaries is duly authorized, validly issued, fully paid and non-assessable and such securities owned by Parent are owned free and clear of all security interests, liens, claims, pledges, agreements, limitations on Parent’s voting rights, charges or other encumbrances of any nature whatsoever.

3.04 Authority Relative to this Agreement. Each of Parent and Merger Sub has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Parent and Merger Sub and the consummation by Parent and Merger Sub of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub other than filing and recording of appropriate merger documents as required by the Alberta Law. This Agreement has been duly executed and delivered by Parent and Merger Sub and, assuming the due authorization, execution and delivery by Target, constitutes a legal, valid and binding obligation of each such corporation.

3.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Parent and Merger Sub do not, and the performance of this Agreement by Parent and Merger Sub shall not, (1) conflict with or violate either the Articles of Incorporation or Bylaws of Parent or the Articles of Incorporation or Bylaws of Merger Sub, (2) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which either of them or their respective properties is bound or affected, or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the property or assets of Parent or Merger Sub pursuant to any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected, except for any such breaches, defaults or other occurrences which would not, individually or in the aggregate, have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by Parent and Merger Sub does not, and the performance of this Agreement by Parent and Merger Sub shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except for applicable requirements of the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”) and State securities laws (“Blue Sky Laws”).

PLAN AND AGREEMENT OF MERGER | PAGE 9

3.06 Compliance. Neither Parent nor Merger Sub is in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Parent or Merger Sub or by which its or any of their respective properties is bound or affected, including, without limitation, health and safety, environmental, civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Parent or Merger Sub is a party or by which Parent or Merger Sub or any of their respective properties is bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

3.07 Tax Treatment. Neither Parent nor Merger Sub, nor to the knowledge of Parent, any of their affiliates, has taken or agreed to take action that would prevent the merger contemplated by this Agreement from constituting a tax-free reorganization under Sections 368(a)(1)(A) and 368(a)(2)(D) of the Code.

3.08 No Liabilities. As of the Closing, Merger Sub will not have any liability of any kind, whether known or unknown, asserted or unasserted, absolute or contingent, accrued and unaccrued, liquidated or unliquidated, due or became due, by virtue of contract, statute, regulation, law, equity or otherwise.

3.09 OTC Markets Trading. Parent’s common stock currently trades on the OTC Markets’ OTCQB platform (symbol: QRON) and Parent meets all issuer and equity security requirements to permit a FINRA member to quote Parent’s common stock thereon, and, to Parent’s knowledge, shall be entitled to continue to be so quoted following the merger contemplated by this Agreement.

3.10 Shareholder Claims. There are no existing claims against Parent by any current or former shareholder of Parent, and, to Parent’s knowledge, there exist no facts or circumstances reasonably likely to result in any such claims.

3.11 Operations of Merger Sub. Merger Sub is a direct, wholly-owned subsidiary of Parent, was formed solely for the purpose of engaging in the transactions contemplated by this Agreement, has engaged in no other business activities and has conducted its operations only as contemplated by this Agreement.

3.12 Powers of Attorney and Suretyships. Parent does not have (a) any general powers of attorney outstanding, whether as grantor or grantee thereof, (b) except as reflected in its financial statements, any obligation or liability, whether actual, accrued, accruing, contingent or otherwise, as guarantor, surety, co-signed, endorser, co-maker, indemnitor, or otherwise in respect of the obligation of any person, corporation, partnership, joint venture, association, organization or other entity.

PLAN AND AGREEMENT OF MERGER | PAGE 10

3.13 SEC Filings; Financial Statements.

(a) Parent has filed all forms, reports and documents required to be filed with the SEC and has heretofore delivered to Target, in the form filed with the SEC, (1) its Annual Report on Form 10 -K for the year ended December 31, 2023; (2) its Quarterly Report on Form 10-Q for the period ended September 30, 2024; (3) all other reports or registration statements filed by Parent with the SEC since September 30, 2024; and (4) all amendments and supplements to all such reports and registration statements filed by Parent with the SEC since September 30, 2024 (collectively, the “Parent SEC Reports”). The Parent SEC Reports (1) were, and will be, prepared in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (2) did not, and will not, at the time they were, or will be, filed, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) Each consolidated financial statement (including, in each case, any related notes thereto) contained in the Parent SEC Reports has been, and will be, prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto) and each fairly presents, and will present, the financial position of Parent and its subsidiaries as at the respective dates thereof and the results of its operations and changes in financial position for the periods indicated, except that the unaudited interim financial statements were or are subject to normal and recurring year-end adjustments which were not or are not expected to be material in amount.

(c) Except as and to the extent set forth on the consolidated balance sheet of Parent and its subsidiaries as at September 30, 2024, including the notes thereto (the “2024 Balance Sheet Date”), neither Parent nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which would be required to be reflected on a balance sheet, or in the notes thereto, prepared in accordance with generally accepted accounting principles, except for liabilities or obligations incurred in the ordinary course of business since the Balance Sheet Date, which would not, individually or in the aggregate, have a Material Adverse Effect.

(d) Parent has heretofore furnished to Target a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

PLAN AND AGREEMENT OF MERGER | PAGE 11

3.14 Absence of Litigation. Except as disclosed in the Parent Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, or any properties or rights of Parent or any of its subsidiaries, before any court, arbitrator, or administrative, governmental or regulatory authority or body, domestic or foreign, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Parent nor any of its subsidiaries nor any of their properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

3.15 Absence of Certain Changes or Events. Since the 2024 Balance Sheet Date, except as contemplated or permitted by this Agreement or disclosed in Parent SEC Reports filed since that date and through the date hereof, Parent and its subsidiaries have conducted their businesses only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been (a) any change in the financial condition, results of operations, business or prospects of Parent or any of its subsidiaries having a Material Adverse Effect, (b) any damage, destruction or loss (whether or not covered by insurance) with respect to any assets of Parent or any of its subsidiaries having a Material Adverse Effect, (c) any material change by Parent in its accounting methods, principles or practices, (d) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of inventory or any notes, accounts receivable or other investments which would, individually or in the aggregate, exceed five percent of the total assets of Parent as reflected on the balance sheets in Parent’s Quarterly Report on Form 10-Q for the period ended September 30, 2024; (e) any declaration, setting aside or payment of any dividends or distributions in respect of shares of Parent Merger Stock or any redemption, purchase or other acquisition of any of its securities; or (f) any change in the status of any litigation, claims, actions, proceedings or investigations pending or, to the best knowledge of Parent, threatened against Parent or any of its subsidiaries, which, as a result of such change, will have a Material Adverse Effect.

3.16 Environmental Matters. To the best of Parent’s knowledge, there are no environmental liabilities (whether accrued, absolute, contingent or otherwise) of Parent.

3.17 Labor Matters. Except as set forth in the Parent Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Parent or any of its subsidiaries, threatened, between Parent or any of its subsidiaries and any of their respective employees, which controversies have a Material Adverse Effect; (b) neither Parent nor any of its subsidiaries is a party to any collective bargaining agreement or other labor union contract applicable to persons employed by Parent or its subsidiaries nor does Parent or any of its subsidiaries know of any activities or proceedings of any labor union to organize any such employees; (c) neither Parent nor any of its subsidiaries has breached or otherwise failed to comply with any provision of any such agreement or contract and there are no grievances outstanding against any such parties under any such agreement or contract; (d) there are no unfair labor practice complaints pending against Parent or any of its subsidiaries before the National Labor Relations Board or any current union representation questions involving employees of Parent or any of its subsidiaries; and (e) neither Parent nor any of its subsidiaries has any knowledge of any strikes, slowdowns, work stoppages, lockouts, or threats thereof, by or with respect to any employees of Parent or any of its subsidiaries.

PLAN AND AGREEMENT OF MERGER | PAGE 12

3.18 Contracts. The Parent Disclosure Schedule lists or describes all material contracts or arrangements to which Parent or any subsidiary is a party, or by which it is bound, as of the date hereof. All such contracts and arrangements are in full force and effect and there has been no notice of termination or threatened termination with respect to any such contracts and arrangements, whether or not termination is permitted by the terms thereof, and no event has occurred which, with the giving of notice or the lapse of time, or both, would constitute a breach or default under any such contract or arrangement, except for such breaches, defaults and events as to which requisite waivers or consents have been obtained.

3.19 Title to Properties. Except as set forth in the Parent Disclosure Schedule, Parent has, and at the Effective Time will have, good and marketable title to the equipment and other property shown as assets on its records and books of account as of the Balance Sheet Date, free and clear of all liens, encumbrances and charges.

3.20 Patents and Intellectual Property.. Parent either by itself or in conjunction with others has filed patent applications in the field of biotechnology and chemistry, and possess intellectual property in such fields (“IP”). No IP is being transferred as a result of the merger and Parent shall be free to transfer and or return such IP as directed by the current owners and inventors of such IP.

3.21 Taxes. Except as set forth in the Parent Disclosure Schedule, Parent and Merger Sub have filed all federal and state tax returns and reports and, to the best of Parent’s knowledge, all state, local and foreign tax returns and reports required to be filed by them and have paid and discharged all taxes, including sales and use tax, shown as due thereon and have paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Parent’s knowledge, threatening to assert against Parent or any of its subsidiaries any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Neither Parent nor any of its subsidiaries has granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

3.22 Brokers; Finders. No person will have, as a result of the transactions contemplated hereby, any valid right, interest or claim against or upon Parent and/or Merger Sub for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Parent and/or Merger Sub.

3.23 Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Parent or Merger Sub to Target pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

PLAN AND AGREEMENT OF MERGER | PAGE 13

4. Representations and Warranties of Target. Target hereby represents and warrants to Parent and Merger Sub that, except as set forth in the Disclosure Schedule of Target delivered to Parent and Merger Sub (the “Target Disclosure Schedule”):

4.01 Organization and Qualification; Subsidiaries. Target is a corporation duly organized, validly existing and in good standing under the laws of the Province of Alberta (Canada) and has the requisite corporate power and authority and is in possession of all franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals and orders to own, operate or lease the properties that it purports to own, operate or lease and to carry on its business as it is now being conducted, and is duly qualified as a foreign corporation to do business, and is in good standing, in each jurisdiction where the character of its properties owned, operated or leased or the nature of its activities makes such qualification necessary, except for such failures which, when taken together with all other such failures, would not have a Material Adverse Effect. Target has not received any notice of proceedings relating to the revocation or modification of any such franchises, grants, authorizations, licenses, permits, easements, consents, certificates, approvals or orders.

The term “Material Adverse Effect” as used in this Section 4, means any change in or effect on the business of Target that is or is reasonably likely to be materially adverse to the business, operations, properties (including intangible properties), prospects, condition (financial or otherwise), assets or liabilities of Target taken as a whole. Target has the subsidiaries listed in the Target Disclosure Schedule.

4.02 Articles of Incorporation and Bylaws. Target shall, as part of the Target Disclosure Schedule, furnish to Parent a complete and correct copy of the Articles of Incorporation and the Bylaws, each as amended to date, of Target. Such Articles of Incorporation and Bylaws are in full force and effect.

4.03 Capitalization. The authorized capital stock of Target is as set forth in the Target Disclosure Schedule, which information is specifically made a part hereof. As of the date of this Agreement, all such shares of capital stock, including the Target Common Stock, are issued and outstanding, all of which are validly issued, fully paid and non-assessable; no shares of Target Common Stock are held in the treasury of Target. Except as set forth in the Target Disclosure Schedule, there are no options, warrants or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of Target or obligating Target to issue or sell any shares of capital stock of, or other equity interests in, Target. Except as set forth in the Target Disclosure Schedule, there are no outstanding contractual obligations of Target to repurchase, redeem or otherwise acquire any shares of Target Common Stock.

4.04 Authority Relative to this Agreement. Target has all necessary corporate power and authority to enter into this Agreement and to carry out its obligations hereunder. The execution and delivery of this Agreement by Target and the consummation by Target of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Target subject to the approval of the Merger and adoption of this Agreement by the Shareholders in accordance with the Alberta Law. This Agreement has been duly executed and delivered by Target and, assuming the due authorization, execution and delivery by Parent and Merger Sub, constitutes a legal, valid and binding obligation of Target.

PLAN AND AGREEMENT OF MERGER | PAGE 14

4.05 No Conflict; Required Filings and Consents.

(a) The execution and delivery of this Agreement by Target does not, and the performance of this Agreement by Target shall not, (1) conflict with or violate the Articles of Incorporation or Bylaws of Target, (2) conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, or (3) result in any breach of or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Target pursuant to, any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for such breaches, defaults or other occurrences which would not, individually or in the aggregate have a Material Adverse Effect.

(b) The execution and delivery of this Agreement by Target does not, and the performance of this Agreement shall not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign.

4.06 Compliance. Target is not in conflict with, or in default or violation of, (a) its Articles of Incorporation or Bylaws or equivalent organizational documents, (b) any law, rule, regulation, order, judgment or decree applicable to Target or by which its properties are bound or affected, including, without limitation, health and safety, environmental and civil rights laws and regulations and zoning ordinances and building codes, or (c) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise, easement, consent, order or other instrument or obligation to which Target is a party or by which Target or its properties are bound or affected, except for any such conflicts, defaults or violations which would not, individually or in the aggregate, have a Material Adverse Effect.

4.07 Reserved.

4.08 Bank Account Statements. As part of the Target Disclosure Schedule, Target shall deliver to Parent and Merger Sub copies of all of its bank account statements, since inception. All of such statements are true and complete and represent all of the banking transactions of Target during its existence.

4.09 Absence of Certain Changes or Events. Since the date of the latest financial statements provided by Target to Parent, except as contemplated by this Agreement or disclosed in the Target Disclosure Schedule, Target has conducted its business only in the ordinary course and in a manner consistent with past practice and, since such date, there has not been any change in the business or prospects of Target having a Material Adverse Effect or any declaration, setting aside or payment of any dividends or distributions in respect of shares of Target Common Stock or any redemption, purchase or other acquisition of any of its securities.

PLAN AND AGREEMENT OF MERGER | PAGE 15

4.10 Absence of Litigation. Except as disclosed in Target Disclosure Schedule, there are no claims, actions, proceedings or investigations pending or, to the best knowledge of Target, threatened against Target, or any properties or rights of Target, before any court, arbitrator, or administrative, governmental or regulatory authority or body, that, individually or in the aggregate, would have a Material Adverse Effect. As of the date hereof, neither Target nor its properties is subject to any order, writ, judgment, injunction, decree, determination or award having a Material Adverse Effect.

4.11 Labor Matters. Except as set forth in the Target Disclosure Schedule, (a) there are no controversies pending or, to the knowledge of Target, threatened, between Target and any of its employees, which controversies have a Material Adverse Effect; and (b) Target is not a party to any collective bargaining agreement or other labor union contract.

4.12 Contracts. The Target Disclosure Schedule lists or describes all contracts, authorizations, approvals or arrangements to which Target is a party, or by which it is bound, as of the date hereof, and which (a) obligates or may obligate Target to pay more than $100,000; or (b) are financing documents, loan agreements or agreements providing for the guarantee of the obligations of any party in each case involving an obligation in excess of $100,000.

4.13 Title to Property and Leases.

(a) Except as set forth in the Target Disclosure Schedule, each asset owned or leased by Target is owned or leased free and clear of any mortgages, pledges, liens, security interests, conditional and installment sale agreements, encumbrances, charges or other claims of third parties of any kind.

(b) Except as set forth in the Target Disclosure Schedule, all leases of real property leased for the use or benefit of Target to which Target is a party, and all amendments and modifications thereof are in full force and effect and have not been modified or amended and there exists no material default under the leases by Target, nor any event which, with the giving of notice or lapse of time, or both, would constitute a material default thereunder by Target.

(c) A statement describing all assets of Target is included in the Target Disclosure Schedule.

4.14 Intellectual Property. Except as set forth in the Target Disclosure Schedule, at the Closing, Target will own any and all intellectual property, including, without limitation, any and all patents and/or patent applications, and other rights pertaining to any and all assets related to Target’s business operations and utilized therein.

The Target Disclosure Schedule lists each patent and patent application of Target and includes copies of all documentation relating to each such patent and/or patent application. Further, the Target Disclosure Schedule lists or describes every other item of intellectual property of Target.

PLAN AND AGREEMENT OF MERGER | PAGE 16

4.15 Insurance. The Target Disclosure Schedule lists and describes all policies of insurance in force and held by Target.

4.16 Taxes. Except as set forth in the Target Disclosure Schedule, Target has filed all federal and state tax returns and reports and, to the best of Target’s knowledge, all state, local and foreign tax returns and reports required to be filed have been filed and Target has paid and discharged all taxes, including sales and use taxes, shown as due thereon and has paid all applicable state and local ad valorem taxes as are due, except such as are being contested in good faith by appropriate proceedings and except for such filings, payments or other occurrences which would not have a Material Adverse Effect. Except as set forth in the Target Disclosure Schedule, neither the IRS nor any other taxing authority or agency is now asserting or, to the best of Target’s knowledge, threatening to assert against Target any deficiency or claim for additional taxes or interest thereon or penalties in connection therewith. Except as set forth in the Target Disclosure Schedule, Target has not granted any waiver of any statute of limitations with respect to, or any extension of a period for the assessment of, any federal, state, county, municipal or foreign income tax.

4.17 Brokers; Finders. Except for Venture Capital Group, LLC, no person will have, as a result of the transactions contemplated hereby, any valid right, interest or claim against or upon Target for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of Target.

4.18 Full Disclosure. No statement contained in any document, certificate or other writing furnished or to be furnished by Target or the Shareholders to Parent and Merger Sub pursuant to the provisions of this Agreement contains or shall contain any untrue statement of a material fact or omits or shall omit to state any material fact necessary, in light of the circumstances under which it was or may be made, in order to make the statements herein or therein not misleading.

5. Conduct of Business Pending the Merger.

5.01 Conduct of Business by Target Pending the Merger. Target covenants and agrees that, between the date of this Agreement and the Effective Time, unless Parent shall otherwise agree in writing, the business of Target shall be conducted only in, and Target shall not take any action except in, the ordinary course of business and in a manner consistent with past practice; and Target shall use its best efforts to preserve substantially intact the business organization of Target, to keep available the services of the present officers, employees and consultants of Target and to preserve the present relationships of Target with customers, suppliers and other persons with which Target has significant business relations. By way of amplification and not limitation, except as contemplated by this Agreement, Target shall not, directly or indirectly, do, or propose to do, any of the following without the prior written consent of Parent, which consent shall not be unreasonably withheld:

PLAN AND AGREEMENT OF MERGER | PAGE 17

(a) amend or otherwise change its Articles of Incorporation or Bylaws or equivalent organizational documents;

(b) issue, sell, pledge, dispose of, encumber or authorize the issuance, sale, pledge, disposition or encumbrance of (1) any shares of capital stock of any class, or any options, warrants, convertible securities or other rights of any kind to acquire any shares of capital stock, or any other ownership interest, of Target or (2) any assets of Target or any other material assets of Target other than in the ordinary course of business consistent with past practices;

(c) declare, set aside, make or pay any dividend or other distribution, payable in cash, stock, property or otherwise, with respect to any of its capital stock;

(d) reclassify, combine, split, subdivide or redeem, purchase or otherwise acquire, directly or indirectly, any of its capital stock;

(e) (1) acquire (by merger, consolidation or acquisition of stock or assets) any corporation, partnership or other business organization or division thereof; (2) incur any indebtedness for borrowed money or issue any debt securities or assume, guaranty or endorse or otherwise as an accommodation, become responsible for the obligations of any person, or make any loans or advances, except in the ordinary course of business and consistent with past practice; (3) authorize any capital expenditure which is not in the ordinary course of business; or (4) enter into or amend any contract, agreement, commitment or arrangement to any of the effects set forth in this subparagraph (e);

(f) increase the compensation payable or to become payable to its officers or employees, except for increases in salary or wages of employees of Target who are not officers of Target in accordance with past practices, or grant any severance or termination pay to, or enter into any employment or severance agreement with, any director or officer of Target, or establish, adopt, enter into or amend any collective bargaining, bonus, profit sharing, thrift, compensation, stock option, restricted stock, pension, retirement, deferred compensation, employment, termination, severance or other plan, agreement, trust, fund, policy or arrangement for the benefit of any directors, officers or employees;

(g) take any action other than in the ordinary course of business and in a manner consistent with past practice with respect to accounting policies or procedures (including, without limitation, procedures with respect to the payments of accounts payable and collection of accounts receivable);

(h) settle or compromise any material federal, state, local or foreign income tax liability; or

(i) pay, discharge, compromise or consent to any arrangements concerning or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge, compromise, settlement, arrangement or satisfaction in the ordinary course of business and consistent with past practice of liabilities reflected or reserved against in the financial statements of Target or incurred in the ordinary course of business and consistent with past practice.

PLAN AND AGREEMENT OF MERGER | PAGE 18

5.02 Conduct of Business by Parent and Merger Sub Pending the Merger. Parent and Merger Sub covenant and agree that, between the date of this Agreement and the Effective Time, Parent shall not sell or otherwise dispose of all or any material portion of its assets.

5.03 Approval of Shareholders. Target shall secure the consent of the shareholders of Target to this Agreement, in accordance with the provisions of the Alberta Law.

5.04 Securities Law Compliance. All of the parties hereto shall take any action required to be taken under applicable Canadian, United States Federal and/or provincial/state securities laws applicable to (a) the Merger and (b) the issuance of Parent Merger Stock pursuant to the Merger. Parent shall promptly deliver to Target copies of any filings made by Parent and/or Merger Sub pursuant to this Section 5.04.

5.05 Third Party Consents. Each party to this Agreement shall use its best efforts to obtain, as soon as reasonably practicable, all permits, authorizations, consents, waivers and approvals from third parties or governmental authorities necessary to consummate this Agreement and the Merger Agreement and the transactions contemplated hereby and thereby, including, without limitation, any permits, authorizations, consents, waivers and approvals required in connection with the Merger.

6. Conditions of Merger.

6.01. Conditions to Obligation of Each Party to Effect the Merger. The respective obligations of each party to effect the Merger shall be subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

(a) Shareholder Approval. This Agreement shall have been approved and adopted in writing by the shareholders of Target, in accordance with the provisions of the Alberta Law.

(b) No Order. No Canadian, United States or provincial/state governmental authority or other agency or commission or United States or state court of competent jurisdiction shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making the conversion of Target Common Stock into the Merger Consideration illegal or otherwise prohibiting consummation of the transactions contemplated by this Agreement.

(c) No Challenge. There shall not be pending or threatened any action, proceeding or investigation before any court or administrative agency by any government agency or any other person challenging, or seeking material damages in connection with the conversion of Target Common Stock into the Merger Consideration pursuant to the Merger or otherwise materially adversely affecting the business, assets, prospects, financial condition or results of operations of Target, Merger Sub, Parent or any of their respective subsidiaries or affiliates.

PLAN AND AGREEMENT OF MERGER | PAGE 19

(d) Anti-Dilution Agreement. Parent, Target and certain shareholders of Parent shall have duly executed the Anti-Dilution Agreement.

(e) Preferred Stock Purchase Agreement. At or before the Closing, Cory Rosenberg, Jonah Meer and Ido Merfeld shall have entered into the Preferred Stock Agreement.

6.02 Additional Conditions to Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to effect the Merger are also subject to the fulfillment of all of the following conditions precedent at or prior to the Effective Time:

(a) Representations and Warranties. The representations and warranties of Target and the Shareholders contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Parent and Merger Sub shall have received a Certificate of the Executive Officers of Target which is to that effect, which certificate shall be in the form attached hereto as Exhibit 6.02(a).

(b) Agreements and Covenants. Target and the Shareholders shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Parent and Merger Sub shall have received a Certificate of the Executive Officers of Target to that effect, which certificate shall be in the form attached hereto as Exhibit 6.02(b).

(c) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Target for the authorization, execution and delivery of this Agreement and the consummation by it of the transactions contemplated hereby shall have been obtained and made by Target.

(d) No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Target.

6.03 Additional Conditions to Obligations of Target. The obligations of Target to effect the Merger is also subject to fulfillment of all of the following conditions precedent, at or prior to the Effective Time:

PLAN AND AGREEMENT OF MERGER | PAGE 20

(a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in the Agreement shall be true and correct in all material respects on and as of the Effective Time, except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such date), with the same force and effect as if made on and as of the Effective Time, and Target shall have received a Certificate of the Chief Executive Officer of Parent and Incorporator of Merger Sub which is to that effect, which certificate shall be in the form attached hereto as Exhibit 6.03(a).

(b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and Target shall have received a Certificate of the Chief Executive Officer of Parent and Incorporator of Merger Sub which is to that effect, which certificate shall be in the form attached hereto as Exhibit 6.03(b).

(c) Conversion of Preferred Stock. At or before the Closing, all outstanding shares of preferred stock of Target shall have been converted into shares of Target Common Stock.

(d) Funding. At or before Closing, Target shall have obtained commitments for debt financing that would be executed after the Closing, in an amount not less than $250,000.00.

(e) Consents Obtained. All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by Parent and Merger Sub for the authorization, execution and delivery of this Agreement and the consummation by them of the transactions contemplated hereby shall have been obtained and made by Parent and Merger Sub.

(f) No Material Adverse Change. There shall have been no material adverse change in the condition, financial or otherwise, of Parent.

7. Indemnification.

7.01 Target Indemnities. Target agrees to indemnify, defend and hold harmless Parent, its current and former directors, officers, affiliates, agents, attorneys and their respective successors and assigns from, against and in respect of the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (“Damages”) arising from, in connection with, or incident to any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made to Buyer herein; or any nonfulfillment of any covenant or agreement of Target under this Agreement; or from any untruth, inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made by Target in the Schedules, the exhibits or any other written statement, list, certificate or other instrument furnished to Parent by or on behalf of Target pursuant to this Agreement; or any operations of Parent prior to the Effective Time.

PLAN AND AGREEMENT OF MERGER | PAGE 21

7.02 Parent Indemnities. Parent agrees to indemnify, defend and hold harmless Target, its affiliates, agents attorneys and their respective successors and assigns from, against and in respect of the full amount of any and all liabilities, damages, claims, deficiencies, fines, assessments, losses, taxes, penalties, interest, costs and expenses, including, without limitation, reasonable fees and disbursements of counsel (Damages) arising from, in connection with, or incident to any untruth, inaccuracy, breach or omission of, from or in, the representations and warranties made to Target herein; or any nonfulfillment of any covenant or agreement of Parent under this Agreement; or from any untruth, inaccuracy, breach or omission of, from or in, any representation or warranty, or any nonfulfillment of any covenant or agreement made by Parent in the Schedules, the exhibits or any other written statement, list, certificate or other instrument furnished to Target by or on behalf of Parent pursuant to this Agreement.

7.03 Indemnification Procedure. Promptly after any person entitled to indemnification under this Section 7 (the “Indemnified Party”) has received notice of or has knowledge of any claim against the Indemnified Party by a person not a party to this Agreement (a “Third Person”) or the commencement of any action or proceeding by a Third Person, it shall give the other party (“Indemnifying Party”) written notice of such claim or the commencement of such action or proceeding; provided that no delay on the part of the Indemnified Party in notifying the Indemnifying Party will relieve the Indemnifying Party from any obligation hereunder unless, and then solely to the extent that, the Indemnifying Party is prejudiced thereby. Such notice shall state the nature and the basis of such claim and a reasonable estimate of the Damages.

The Indemnifying Party shall have right to defend, at its own expense and by its own counsel, any such matter so long as the Indemnifying Party pursues the same in good faith and diligently. If the Indemnifying Party undertakes to defend or settle, it shall promptly notify the Indemnified Party of its intention to do so, and the Indemnified Party shall reasonably cooperate with the Indemnifying Party and its counsel in the defense thereof and in any settlement thereof. Such cooperation shall include, but shall not be limited to, furnishing the Indemnifying Party with any personnel, books, records or information reasonably requested by the Indemnifying Party that are in the Indemnified Party’s possession or control. Notwithstanding the foregoing, the Indemnified Party shall have the right to participate in any matter through counsel of its own choosing at its own expense (unless there is a conflict of interest that prevents counsel for the Indemnifying Party from representing the Indemnified Party, in which case the Indemnifying Party will reimburse the Indemnified Party for the expenses of its counsel).

After the Indemnifying Party has notified the Indemnified Party of its intention to undertake to defend or settle any such asserted liability, and for so long as the Indemnifying Party diligently pursues such defense, the Indemnifying Party shall not be liable for any additional legal expenses incurred by the Indemnified Party in connection with any defense or settlement of such asserted liability. If the Indemnifying Party does not undertake to defend such matter to which the Indemnified Party is entitled to indemnification hereunder, or fails to diligently pursue such defense, the Indemnified Party may undertake such defense through counsel of its choice, at the cost and expense of the Indemnifying Party, and the Indemnified Party may settle such matter, and the Indemnifying Party shall reimburse the Indemnified Party for the amount paid in such settlement and any other liabilities or expenses incurred by the Indemnified Party in connection therewith.

PLAN AND AGREEMENT OF MERGER | PAGE 22

No party hereto, without the prior written consent of the other, shall settle, compromise or consent to the entry of any judgment with respect to any pending or threatened Claim unless the settlement, compromise or consent (1) provides for and includes an express, unconditional release of all Indemnified Parties and Indemnifying Parties from all liabilities, claims, demands, actions and obligations in connection therewith and (2) does not provide for any relief other than monetary relief.

7.04 Additional Remedies. The rights of the Indemnified Party under this Section 7 shall be in addition to any other rights or remedies that might otherwise be available to it at law or in equity and the exercise of such rights shall not operate as a waiver of any of such other rights.

8. Termination, Amendment and Waiver.

8.01 Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after approval of the shareholders of Target:

(a) By mutual consent of the Boards of Directors of Parent and Target.

(b) By either Parent or Target, if:

(1) the Merger shall not have been consummated by the date that is 75 days following the mutual execution of this Agreement (the “Termination Date”);

(2) the requisite consent of the shareholders of Target to approve this Agreement, the Merger Agreement and the transactions contemplated hereby and thereby shall not be obtained;

(3) any governmental or regulatory body, the consent of which is a condition to the obligations of Parent, Merger Sub and Target to consummate the transactions contemplated hereby or by the Merger Agreement, shall have been unsuccessful; or

(4) any court of competent jurisdiction in the United States or any state shall have issued an order, judgment or decree (other than a temporary restraining order) restraining, enjoining or otherwise prohibiting the Merger and such order, judgment or decree shall have become final and non-appealable; provided, however, that the right to terminate this Agreement under this Section 8.01(b) shall not be available to any party whose willful failure to fulfill any material obligation under this Agreement has been the cause of, or resulted in, the failure of the Effective Time to occur on or before such date.

PLAN AND AGREEMENT OF MERGER | PAGE 23

8.02 Effect of Termination. In the event of termination of this Agreement as provided in Section 8.01, this Agreement shall forthwith become void and there shall be no liability on the part of either Parent, Merger Sub or Target or their respective officers or directors, except that nothing in this Section 8.02 shall relieve any party from liability for any breach of this Agreement.

8.03 Expenses. Unless otherwise provided herein, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby and thereby shall be paid by the party incurring such expenses, whether or not the Merger is consummated.

8.04 Amendment. This Agreement may be amended by the parties hereto by action taken by or on behalf of their respective Boards of Directors at any time prior to the Effective Time. This Agreement may not be amended except by an instrument in writing signed by each of the parties hereto.

8.05 Waiver. At any time prior to the Effective Time, any party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any such extension or waiver shall be valid if set forth in an instrument in writing signed by the party or parties to be bound thereby.

9. General Provisions.

9.01 Survival of Representations, Warranties and Agreements. The representations, warranties and agreements in this Agreement shall survive the Merger indefinitely.

9.02 Public Announcements. Parent and Target shall consult with each other before issuing any press release or making any other public statement with respect to this Agreement or the transactions contemplated hereby and, except (a) as may be required by applicable law, (b) as to any filing with OTC Markets and/or the SEC required to be made by Parent or (c) as may be required by any listing agreement with or rule of any national securities exchange or association, shall not issue any such press release or make any such other public statement before such consultation.

9.03 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered by e-mail to the Parties at the following e-mail addresses (or at such other e-mail address for a Party as shall be specified by like notice):

PLAN AND AGREEMENT OF MERGER | PAGE 24

(a) If to Parent or Merger Sub:

Qrons Inc.

Primary Merger Sub, Inc.

E-mail:

(b) If to Target:

First Person Ltd.

E-mail:

9.04 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

9.05 Arbitration. Any dispute arising under this Agreement and/or the Merger Agreement, as well as any of the transactions contemplated hereby and thereby, shall be resolved by arbitration in New York, New York, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which award may include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys’ fees to the prevailing party.

9.06 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

9.07 Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

PLAN AND AGREEMENT OF MERGER | PAGE 25

9.08 Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and undertakings, both oral and written, among the parties, or any of them, with respect to the subject matter hereof and, except as otherwise expressly provided herein, are not intended to confer upon any other person any rights or remedies hereunder.

9.09 Assignability. This Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

9.10. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming applicable to contracts executed in and to be performed in such State.

9.11 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

9.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Parties. The Parties agree that signatures of the Parties and their duly authorized officers may be exchanged by electronic transmission, including e-mail transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures.

[ SIGNATURE PAGE FOLLOWS ]

PLAN AND AGREEMENT OF MERGER | PAGE 26

[ SIGNATURE PAGE TO PLAN AND AGREEMENT OF MERGER ]

IN WITNESS WHEREOF, Parent, Merger Sub and Target, by their respective officers thereunto duly authorized, have caused this Agreement to be executed as of the date first written above.

PARENT: QRONS INC.

By:	/s/ Jonah Meer
Jonah Meer
Chief Executive Officer

MERGER SUB: PRIMARY MERGER SUB, INC.

By:	/s/ Jonah Meer
Jonah Meer
Incorporator

TARGET: FIRST PERSON LTD.

By:	/s/ Cory J. Rosenberg
Cory J. Rosenberg
Chief Executive Officer

PLAN AND AGREEMENT OF MERGER | PAGE 27

EXHIBIT A

Form of Agreement of Merger

AGREEMENT OF MERGER

Agreement of Merger4, dated as of January 1, 2025 (the “Agreement”), among Qrons Inc., a Wyoming corporation (“Parent”), Primary Merger Sub, Inc., a Colorado corporation wholly owned by Parent (“Merger Sub”), and First Person Ltd., an Alberta, Canada corporation (“Target”) (Merger Sub and Target being hereinafter collectively referred to as the “Constituent Corporations”).

WHEREAS, prior to the execution of this Agreement, Parent, Merger Sub and Target have entered into a Plan and Agreement of Merger dated as of January 1, 2025 (the “Plan of Merger”), providing for certain representations, warranties and agreements in connection with the transaction contemplated; and

WHEREAS, the Boards of Directors of Parent, Merger Sub and Target have approved the acquisition of Target by Parent; and

WHEREAS, the Boards of Directors of Parent, Merger Sub and Target have approved the merger of Target into Merger Sub (the “Merger”) upon the terms and subject to the conditions set forth herein and in the Plan of Merger; and

WHEREAS, for Federal income tax purposes, it is intended that the Merger shall qualify as a reorganization with the meaning of Section 368(a)(1)(A) and 368(a)(2)(D) of the Internal Revenue Code of 1986, as amended (the “Code”); and

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, Parent, Merger Sub and Target agree as follows:

1. Merger.

1.01 The Merger. At the Effective Time (as defined in Section 1.02) and subject to and upon the terms and conditions of this Agreement and the Plan of Merger, Merger Sub shall be merged with and into Target, the separate corporate existence of Merger Sub shall cease, and Target shall continue as the surviving corporation, in accordance with the applicable provisions of the Colorado Revised Statutes and the Alberta (Canada) Business Corporations Act (the “Alberta Law”). Target, as the surviving corporation after the Merger, is hereinafter sometimes referred to as the “Surviving Corporation”.

1.02 Effective Time. As promptly as practicable after the satisfaction or waiver of the conditions set forth herein, and provided that this Agreement has not been terminated or abandoned, the Constituent Companies shall cause the Merger to be consummated by filing Articles of Merger/Articles of Amalgamation (the “Articles of Amalgamation”) with the office of the Secretary of State of Colorado and the Alberta Corporate Registry, respectively, in such form as required by, and executed in accordance with, the relevant provisions of the Alberta Law.

____________

4References in this Agreement to “merger” shall include “amalgamation” as that term is defined in the Alberta (Canada) Business Corporations Act.

AGREEMENT OF MERGER | PAGE 28

The “Effective Time” of the Merger shall mean the Closing Date as defined in the Plan of Merger.

2. The Surviving Corporation.

2.01 Articles of Incorporation. The Articles of Incorporation of Target as in effect immediately prior to the Effective Time shall be the Articles of Incorporation of the Surviving Corporation after the Effective Time.

2.02 Bylaws. The Bylaws of Target as in effect immediately prior to the Effective Time shall be the Bylaws of the Surviving Corporation after the Effective Time.

2.03 Board of Directors. From and after the Effective Time, the Board of Directors of the Surviving Corporation shall be Cory J. Rosenberg, Chris L. Claussen, Ariel Fainsod, Gail D. Hamilton Azodo and Rosema J. Nemorin.

3. Conversion of Shares.

3.01 Conversion of Securities. Pursuant to this Agreement, at the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub and Target:

(a) Each share of common stock of Target (the “Target Common Stock”) held in the treasury of Target and each such share of Target Common Stock owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of Parent or of Merger Sub immediately prior to the Effective Time shall be cancelled and extinguished without any conversion thereof and no payment shall be made with respect thereto.

(b) Each share of Target Common Stock which is outstanding immediately prior to the Effective Time, other than those shares of Target Common Stock cancelled as set forth in subsection (a) hereof, shall be converted into the right to receive shares of the Series B Convertible Preferred Stock of Parent (the “Parent Merger Stock”), as follows:

at the Effective Time, the then-outstanding shares of Target Common Stock shall be exchanged, pro rata, for a total of 8,000 shares of Parent Merger Stock (these shares of Parent Merger Stock are referred to as the “Merger Shares”). The Merger Shares are referred to as the “Merger Consideration”.5

The Certificate of Designation of Parent’s Series B Convertible Preferred Stock is attached hereto as Exhibit A and made a part hereof.

____________

5Parent, Merger Sub and Target understand and agree that the Series B Convertible Preferred Stock is being issued in lieu of shares of common stock of Parent, due to Parent’s existing lack of sufficient authorized shares of common stock to so issue the requisite number of shares. Parent, Merger Sub and Target further understand and agree that, were there sufficient authorized shares of common stock of Parent available to be issued at the Closing hereunder, immediately following the Effective Time, the ownership of Parent’s common stock would be as follows:

Parent Shareholders Immediately After the Effective Time......................................................... 18,000,000 shares (14.50%)

Target Shareholders Immediately After Effective Time............................................................... 99,943,448 shares(80.51%)

Other Merger-Related Issuances Immediately After Effective Time................................................. 6,194,482 shares (4.99%)

Total 124,137,930 shares (100%)

AGREEMENT OF MERGER | PAGE 29

3.02 Status of Merger Sub Common Stock. The common stock, par value $.001 per share, of Merger Sub issued and outstanding immediately prior to the Effective Time shall be converted into shares of common stock of the Surviving Corporation, which shall be the only shares of the Surviving Corporation outstanding after the Effective Time, resulting in the Surviving Corporation being wholly owned by Parent after the Effective Time.

3.03 Surrender of and Exchange of Merger Sub Common Stock. Inasmuch as there are no physical certificates evidencing ownership of the Merger Sub common stock, upon the Closing (defined below), the Merger Sub common stock shall be deemed to have been surrendered for exchange to the Surviving Corporation.

4. Termination and Amendment.

4.01 Termination. This Agreement shall terminate in the event of, and upon termination of, the Plan of Merger.

4.02 Amendments. This Agreement may be amended by the parties hereto, at any time before or after approval hereof by the owners of Target, but, after any such approval, no amendment shall be made which (a) changes the ratio at which Target Common Stock are to be converted into Parent Common Stock pursuant to Section 3.01, (b) in any way materially adversely affects the rights of holders of Target Common Stock or (c) changes in any of the principal terms of this Agreement, in each case, without the further approval of such shareholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

4.03 Waiver. At any time prior to the Effective Time, the parties hereto may (a) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (b) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (c) waive compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid if set forth in an instrument in writing signed on behalf of such party.

4.04 Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered by e-mail to the Parties at the following e-mail addresses (or at such other e-mail address for a Party as shall be specified by like notice):

(a) If to Parent or Merger Sub:

Qrons Inc.

Primary Merger Sub, Inc.

E-mail:

(b) If to Target:

First Person Ltd.

E-mail:

4.05 Arbitration. Any dispute arising under this Agreement and/or the Agreement, as well as any of the transactions contemplated hereby and thereby, shall be resolved by arbitration in New York, New York, under the Rules of the American Arbitration Association, as then in effect. The determination and award of the arbitrator, which award may not include punitive damages, shall be final and binding on the parties and may be entered as a judgment in any court of competent jurisdiction. It is expressly agreed that the arbitrators, as part of their award, can award attorneys’ fees to the prevailing party.

AGREEMENT OF MERGER | PAGE 30

4.06 Entire Agreement. This Agreement and the Plan of Merger constitute the entire agreement between the parties and shall be binding upon and inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns. The parties and their respective affiliates make no representations or warranties to each other, except as contained in the Plan of Merger, and any and all prior representations and statements made by any party or its representatives, whether verbally or in writing, are deemed to have been merged into this Agreement and the Plan of Merger, it being intended that no such representations or statements shall survive the execution and delivery of this Agreement and the Plan of Merger.

4.07 Non-Waiver. The failure in any one or more instances of a party to insist upon performance of any of the terms, covenants or conditions of this Agreement, to exercise any right or privilege conferred in this Agreement, or the waiver by said party of any breach of any of the terms, covenants or conditions of this Agreement, shall not be construed as a subsequent waiver of any such terms, covenants, conditions, rights or privileges, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred. No waiver shall be effective unless it is in writing and signed by an authorized representative of the waiving party.

4.08 Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Parties. The Parties agree that signatures of the Parties and their duly authorized officers may be exchanged by electronic transmission, including e-mail transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures.

4.09 Severability. f any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law, or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in any manner adverse to any party. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner to the end that transactions contemplated hereby are fulfilled to the extent possible.

4.10 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming applicable to contracts executed in and to be performed in such State.

4.11 Binding Effect; Benefit. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their successors and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any person other than the parties hereto and their respective successors and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, including, without limitation, third party beneficiary rights.

4.12 Assignability. This Agreement shall not be assignable by either party or by operation of law, except with the express written consent of each other party.

4.13 Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

[ SIGNATURE PAGE FOLLOWS ]

AGREEMENT OF MERGER | PAGE 31

[ SIGNATURE PAGE TO AGREEMENT OF MERGER ]

IN WITNESS WHEREOF, Parent, Merger Sub and Target have executed this Agreement of Merger on the date first above written.

PARENT: QRONS INC.

By:
Jonah Meer
Chief Executive Officer

MERGER SUB: PRIMARY MERGER SUB, INC.

By:
Jonah Meer
Incorporator

TARGET: FIRST PERSON LTD.

By:
Cory J. Rosenberg
Chief Executive Officer

AGREEMENT OF MERGER | PAGE 32

EXHIBIT A

Certificate of Designation of Parent’s Series B Convertible Preferred Stock

EXHIBIT B

Certificate of Designation of Series B Convertible Preferred Stock of Parent

(b) **Conversion Rate.** On the Automatic Conversion Date, the Series B Preferred Stock shall be convertible into Common Stock as the rate of 12,492.931 shares of Common Stock for each one (1) share of Series B Preferred Stock (the ***"Conversion Rate"***).

(c) **Adjustment to Conversion Rate for Stock Dividends, Consolidations and Subdivisions.** In case the Company, at any time after the first issuance of a share of the Series B Preferred Stock, shall declare or pay on the Common Stock any dividend in shares of Common Stock, or effect a subdivision of the outstanding shares of the Common Stock into a greater number of shares of the Common Stock (by reclassification or otherwise than by payment of a dividend payable in shares of the Common Stock), or shall combine or consolidate the outstanding shares of the Common Stock into a lesser number of shares of the Common Stock (by reclassification or otherwise) (each an ***"Underlying Event"***), then, and, with respect to each such Underlying Event, the Conversion Rate (as previously adjusted, if at all) in effect immediately prior to such Underlying Change shall, concurrently with the effectiveness of such Underlying Change, be proportionately adjusted.

(d) **Adjustments for Reclassifications and Certain Reorganizations.** In case the Company at any time after the first issuance of a share of the Series B Preferred Stock shall reclassify or otherwise change the outstanding shares of the Common Stock, whether by capital reorganization, reclassification or otherwise, or shall consolidate with or merge with or into any other corporation where the Company is not the surviving corporation but not otherwise (each a ***"Reorganization Event"***), then, and in each such case, the terms of each share of the Series B Preferred Stock shall be automatically altered, without any action required of the Holder, such that each share of Series B Preferred Stock would, upon conversion, result in the same outcome as if the Company had not completed such Reorganization Event.

Section 7. Redemption. The Series B Preferred Stock shall not be subject to redemption by the Company.

Section 8. Protection Provisions. So long as any shares of Series B Preferred Stock are outstanding, the Company shall not, without first obtaining the unanimous written consent of the holders of Series B Preferred Stock, alter or change the rights, preferences or privileges of the Series B Preferred Stock so as to affect adversely the holders of Series B Preferred Stock.

The Company hereby covenants and agrees that the Company will not, by amendment of its Articles of Incorporation, bylaws or through any reorganization, transfer of assets, consolidation, merger, scheme of arrangement, dissolution, issue or sale of securities, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Certificate of Designation, and will at all times carry out all the provisions of this Certificate of Designation and take all action as may be required to protect the rights of the holders of the Series B Preferred Stock.

DESIGNATION, PREFERENCE AND RIGHTS
OF SERIES B CONVERTIBLE PREFERRED STOCK
– PAGE 2 –

Section 9. Status of Converted Stock. In the event any shares of the Series B Preferred Stock shall be converted pursuant to Section 6 above, the shares so converted shall be cancelled and shall revert to the Company's authorized but unissued Preferred Stock.

Section 10. Transferability. This Series B Preferred Stock shall be transferable, and may be assigned by the holders, to anyone of their choosing without the Company's approval, subject to applicable securities laws. Each holder of the Series B Preferred Stock covenants not to engage in any unregistered public distribution of the Series B Preferred Stock when making any assignments.

Section 11. Notices. Any notice required hereby to be given to the holders of shares of the Series B Preferred Stock shall be deemed given if sent by email or deposited in the United States mail, postage prepaid, and addressed to each holder of record at his, her or its address appearing on the books of the Company.

Section 12. Miscellaneous.

(a) The headings of the various sections and subsections of this Certificate of Designation are for convenience of reference only and shall not affect the interpretation of any of the provisions of this Certificate of Designation.

(b) Whenever possible, each provision of this Certificate of Designation shall be interpreted in a manner as to be effective and valid under applicable law and publish policy. If any provision set forth herein is held to be invalid, unlawful or incapable of being enforced by reason of any rule of law or public policy, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating or otherwise adversely affecting the remaining provisions of this Certificate of Designation. No provision herein set forth shall be deemed dependent upon any other provision unless so expressed herein. If a court of competent jurisdiction should determine that a provision of this Certificate of Designation would be valid or enforceable if a period of time were extended or shortened, then such court may make such change as shall be necessary to render the provision in question effective and valid under applicable law.

(c) Except as may otherwise be required by law, the shares of the Series B Preferred Stock shall not have any powers, designations, preferences or other special rights, other than those specifically set forth in this Certificate of Designation.

Section 13. Waiver. Any of the rights, powers or preferences of the holders of the Series B Preferred Stock may be waived by the affirmative consent or vote of the holders of at least a majority of the shares of Series B Preferred Stock then outstanding.

**DESIGNATION, PREFERENCE AND RIGHTS
OF SERIES B CONVERTIBLE PREFERRED STOCK
– PAGE 3 –**

Section 14. No Other Rights or Privileges. Except as specifically set forth herein, the holder(s) of the shares of Series B Preferred Stock shall have no other rights, privileges or preferences with respect to the Series B Preferred Stock.

IN WITNESS WHEREOF, the Company has caused this Designation, Preference and Rights of Series B Convertible Preferred Stock to be duly executed as of this 26th day of December, 2024.

QRONS INC.

DocuSigned by:

By: Jonah Meer

95B11BDAC3D2455...

Jonah Meer
Chief Executive Officer

DESIGNATION, PREFERENCE AND RIGHTS
OF SERIES B CONVERTIBLE PREFERRED STOCK
– PAGE 4 –

EXHIBIT C

Form of Anti-Dilution Agreement

ANTI-DILUTION AGREEMENT

This Anti-Dilution Agreement (the “Agreement”) is dated as of January ___, 2024, to be effective January 1, 2025 (the “Effective Date”), and is by and among Qrons Inc., a Wyoming corporation (the “Company”), First Person Ltd., an Alberta, Canada, corporation (“First Person”), Jonah Meer (“Meer”), Decagon LLC, d/b/a CubeSquare LLC, a Delaware limited liability company, and Ido Merfeld (“Merfeld”), each of whom is a current shareholder of the Company (collectively, Meer, Decagon and Merfeld are referred to as the “Protected Shareholders”).

The Company, First Person and the Protected Shareholders are referred to individually as a “Party” and, collectively, as the “Parties”.

WHEREAS, Meer owns 7,427,487 shares representing 5.98% (the “Meer Ownership Percentage”), Decagon owns 351,130 shares representing 0.28% (the “Decagon Ownership Percentage”) and Merfeld owns 5,385,099 shares representing 4.34% (the “Merfeld Ownership Percentage”) of the issued and outstanding shares of common stock of the Company (the “Common Stock”), respectively, as of the date of this Agreement[6]; and

WHEREAS, the Company and First Person have entered into a Plan and Agreement of Merger (the “Merger Agreement”) dated as of January 1, 2025, pursuant to which First Person would become a wholly-owned subsidiary of Company; and

WHEREAS, as a condition to the Merger Agreement, the Parties are to enter into this Agreement;

WHEREAS, in light of the foregoing Recitals, and in recognition of the Protected Shareholders’ long-time contributions to the Company and its business, the Board of Directors of the Company and the Board of Directors of First Person have separately determined it to be appropriate to enter into this Agreement with the Protected Shareholders.

NOW, THEREFORE, in consideration of the premises and the representations, warranties, covenants and agreements contained in this Agreement and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Additional Issuances.

(a) At any time after the Effective Date and continuing for a period that ends twelve (12) months after the date of filing of the Company’s filing of its Annual Report on Form 10-K for the year ended December 31, 2024 (the “Term”), if the Company shall issue any additional shares of the Common Stock (the “True-up Shares”) (1) in payment of consulting services to third parties, (2) in payment of compensation to any officer, director, employee or agent of the Company, (3) in payment of any convertible debt instrument issued by the Company (4) in accordance with the terms of any other convertible instrument issued by the Company not associated with a debt or equity funding transaction (each an “True-up Event”), in accordance with this subsection (a).

____________

6The Meer Percentage, the Decagon Percentage and the Merfeld Percentage are based on 124,137,930 shares common stock of the Company outstanding, after giving effect to issuances to be effected immediately after the closing of the Merger Agreement, which issuances (the “Merger-Related Issuances”) would serve to satisfy certain obligations of First Person for the payment of consulting services relating to the Merger Agreement.

Within ten (10) business days of the occurrence of a True-up Event, the Company shall issue a number of True-up Shares to each of Meer, Decagon and Merfeld such that, following such issuances, Meer’s Common Stock ownership shall have been restored to the Meer Ownership Percentage, Decagon’s Common Stock ownership shall have been restored to the Decagon Ownership Percentage and Merfeld’s Common Stock ownership shall have been restored to the Merfeld Ownership Percentage. All True-up Share issuances shall be made by the Company’s then-transfer agent in book entry. The Parties specifically acknowledge and agree that the neither Meer, Decagon nor Merfeld shall have paid any additional consideration for any True-up Shares that may be issued to any of them hereunder.

(b) Notwithstanding anything to the contrary contained herein, and for purposes of clarity, the term “True-up Event” shall not include issuances of Common Stock made in connection with (1) the Merger Agreement, including the Merger-Related Shares, (2) a debt or equity financing transaction in the form of an inducement or similar fee payable to the funding party, (3) an offering pursuant to Regulation A under the Securities Act of 1933, as amended (the “1933 Act”) or (4) an offering under Section 5 of the 1933 Act pursuant to a Registration Statement on Form S-1 relating to an equity line of credit agreement.

(c) If the Company, at any time while this Agreement is in force and effect, by reclassification of securities or otherwise (including, but not limited to, a “reincorporation,” merger with or into a wholly owned subsidiary of the Company, an exchange or stock swap or another type of reorganization or recapitalization), shall change or exchange its Common Stock into (or for) different securities of another class or classes or ceases to have common stock, then the rights of the Protected Shareholders hereunder shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities that were subject to the Agreement immediately prior to such reclassification or other change. All such adjustments shall be made so as to equitably adjust the rights of the Protected Shareholders hereunder.

2. Further Agreements.

(a) Piggy-back Registration Rights. As further consideration for the Protected Shareholders’ entering into the Agreement, whenever the Company proposes to register any of its common stock under the 1933 Act (excluding registrations on Forms S-4 or S-8), and the registration form to be used may be used for the registration of True-up Shares, for the Company’s own account or for selling shareholders, except as provided in Section 1(b)(4) (a “Piggyback Registration”), the Company shall give written notice to the Protected Shareholders prior to the filing of the registration statement of the Company’s intention to effect such a registration and, subject to Section 2(b), will include in such registration all shares of Company common stock then-owned by the Protected Shareholders with respect to which the Company has received written request for inclusion therein within 10 days after the sending of the Company’s notice.

(b) Priority. If a Piggyback Registration is an underwritten registration, and the managing underwriters advise the Company that, in their opinion, the number of securities requested to be included in such registration exceeds the number which can be sold in such offering without adversely affecting the marketability, proposed offering price, timing, distribution method or probability of success of such offering, then the Company will include in such registration (1) first, the securities that the Company proposes to sell, and (2) second, True-up Shares requested to be included by the Protected Shareholders which, in the opinion of such underwriters, can be sold without adverse effect, pro rata among the holders of such securities on the basis of the number of such securities owned by each such holder. To facilitate the allocation of shares in accordance with the above provisions, the underwriters may round the number of shares allocated to any holder to the nearest 100 shares.

(c) Selection of Underwriters. If any Piggyback Registration is an underwritten offering, the selection of the investment banker(s) and manager(s) for the offering will be made by the Company, in its sole and absolute discretion.

(d) Withdrawal by Company. If, at any time after giving notice of its intention to register any of its securities as set forth in Section 2(a) and before the effective date of the registration statement filed in connection with such registration, the Company determines, for any reason, not to register such securities, the Company will give written notice of its determination to the Protected Shareholders and will promptly return any materials provided by the Protected Shareholders to the Company in connection with such registration.

(e) Expenses. All expenses incurred in connection with a registration pursuant to this Section 2 (excluding underwriters’ and brokers’ discounts and commissions), including, without limitation all federal and “blue sky” registration and qualification fees, printers’ and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of one (1) counsel for the selling Protected Shareholders will be borne by the Company.

3. Further Assurances. Each of the Parties agrees that, at any time and from time to time after the Effective Date, it shall, upon written request from another other Party, and without further consideration, perform such other and further acts, and execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, such further instruments, documents and assurances as such other party reasonably may request for the purpose of carrying out this Agreement.

4. Binding Agreement; Assignment. This Agreement is binding upon, will inure to the benefit of, and be enforceable by, the Parties hereto and their respective heirs, successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto, without the prior written consent of all of the Parties.

5. Entire Agreement; No Third-Party Beneficiaries. This Agreement constitutes the entire agreement and understanding of the Parties with respect to the subject matters hereof and thereof and supersedes any and all prior negotiations, agreements, arrangements and understandings between the parties, written or oral, relating to the matters provided for herein or therein. Except as expressly provided in this Agreement, nothing contained in this Agreement, express or implied, is intended to or shall confer on any person other than the Parties and their respective heirs, successors and permitted assigns, any rights, benefits, remedies or claims under or by reason of this Agreement.

6. Amendment; Modification. This Agreement may not be amended or modified, except by an instrument in writing signed by each of the Parties.

7. Extensions; Waivers; Remedies Cumulative.

(a) The conditions to each of the Parties’ obligations to consummate this Agreement are for the sole benefit of such Party and may be waived by such Party in whole or in part to the extent permitted by applicable law.

With regard to this Agreement, any Party may (1) extend the time for the performance of any of the obligations or other acts of any other Party with such first party or (2) waive compliance with any of the agreements of any Party with such first Party or with any conditions to its own obligations. Any agreement on the part of a Party hereto to any such extension or waiver of any provision of this Agreement shall be valid and effective only if set forth in an instrument in writing signed on behalf of such Party against whom enforcement of any waiver or consent is sought by such first Party or a duly authorized officer thereof, if applicable.

(b) No failure or delay on the part of any party in exercising any right, privilege, power or remedy under this Agreement, and no course of dealing among the Parties, shall operate as a waiver of such right, privilege, power, or remedy, nor shall any single or partial exercise of any right, privilege, power, or remedy under this Agreement preclude any other or further exercise of such right, privilege, power, or remedy, or the exercise of any other right, privilege, power, or remedy. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in any similar or other circumstances or constitute a waiver of the right of the Party giving such notice or making such demand to take any other or further action in any circumstances without notice or demand.

8. Section Headings; Interpretation. The section headings contained in this Agreement are for convenience of reference only and do not form a part thereof and shall not affect in any way the meaning or interpretation of this Agreement. The Parties hereto agree that this Agreement is the product of negotiations among sophisticated parties, all of whom were represented by counsel, and each of whom had an opportunity to participate in, and did participate in the drafting of each provision hereto. Accordingly, ambiguities in this Agreement, if any, shall not be construed strictly against any Party hereto, but, rather, shall be given a fair and reasonable construction without regard to the rule of contra proferentem.

9. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Wyoming applicable to agreements made and to be performed entirely within the State of Wyoming without giving effect to the laws that might otherwise govern under applicable principles of conflict of laws thereof.

10. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered by e-mail to the Parties at the following e-mail addresses (or at such other e-mail address for a Party as shall be specified by like notice:

(a) If to the Company, Meer, Decagon or Merfeld:

E-mail:

(b) If to First Person:

E-mail:

11. Consent to Jurisdiction. Each of the Parties agrees to submit itself to the jurisdiction of any state or federal court sitting in the State of New York. In addition, each of the Parties agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, and that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than such court.

12. Severability. The Parties agree that (a) the provisions of this Agreement shall be severable in the event that any of the provisions hereof are held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (b) they shall negotiate in good faith to replace any provisions that are finally determined to be invalid, void or otherwise unenforceable with other provisions that are as similar as possible in terms to such invalid, void or otherwise unenforceable provisions but are valid and enforceable, and (c) the balance of this Agreement shall not be affected and shall remain enforceable to the fullest extent permitted by law. Whenever possible, each provision of this Agreement shall be interpreted in such a manner as to be valid and shall be enforced to the fullest extent permitted by law.

13. Counterparts. This Agreement may be executed in one or more counterparts, each of which when executed and delivered shall be deemed an original, and all of which when taken together shall be considered one and the same instrument, and this Agreement shall become effective when such counterparts have been signed by each of the Parties and delivered to the other Parties. The Parties agree that signatures of the Parties and their duly authorized officers may be exchanged by electronic transmission, including e-mail transmission, and that such signatures shall be binding to the same extent, and have the same force and effect, as the exchange of original written signatures.

[ SIGNATURE PAGE FOLLOWS ]

[ SIGNATURE PAGE TO ANTI-DILUTION AGREEMENT ]

IN WITNESS WHEREOF, this Agreement has been duly executed by each of the Parties as of the date first set forth above.

COMPANY: QRONS INC.

By:
Jonah Meer
Chief Executive Officer

PROTECTED SHAREHOLDERS:

Jonah Meer

Ido Merfeld

DECAGON LLC, d/b/a CubeSquare LLC

By:
Jonah Meer
Managing Member

FIRST PERSON:

By:
Cory J. Rosenberg
Chief Executive Officer

EXHIBIT D

Restated Certificate of Designation of Series A Preferred Stock of Parent

Attachment to Articles of Amendment

RESTATEMENT OF DESIGNATION, PREFERENCE AND RIGHTS OF SERIES A PREFERRED STOCK

In accordance with the authority conferred by the laws of the State of Wyoming and the constituent documents, the Board of Directors of Qrons Inc. (the ***"Company"***), has established the following preferences for its Series A Preferred Stock, which shall consist of Two Thousand (2,000) shares. The Board of Directors of the Company shall adopt a resolution consistent with the requirements hereof prior to the issuance of the Series A Preferred Stock.

1. **Creation of Series A Preferred Stock.** There is hereby created a series of preferred stock consisting of two thousand (2,000) shares and designated as the Series A Preferred Stock, having the voting powers, preferences, relative, participating, optional and other special rights and the qualifications, limitations and restrictions thereof that are set forth below. No shares of Series A Preferred Stock may be issued in fractions of less than one (1) whole share.

2. **Dividend Provisions.** The holders of shares of Series A Preferred Stock shall be entitled to receive, when and as declared by the Board of Directors out of any funds at the time legally available therefor, at the same time and on a parity with holders of the Corporation's common stock (the ***"Common Stock"***), as if on the date immediately prior to the record date for such dividend, the Series A Preferred Stock had been converted into Common Stock as provided in Section 5 below at the Conversion Rate. Each share of Series A Preferred Stock shall rank on a parity with each other share of Series A Preferred Stock with respect to dividends and all other matters.

3. **Redemption Provisions.** The Series A Preferred Stock is redeemable at the option of the Corporation at any time, in whole or in part, at a price of $1.00 per share plus 4% per annum thereupon from the date of issuance (the ***"Stated Value"***). If the Corporation exercises its right to redeem the Series A Preferred Stock, it shall provide each holder thereof with no less than ten (10) trading days' notice prior to the redemption.

4. **Liquidation Provisions.** In the event of any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the Series A Preferred Stock shall be entitled to a preferential amount equal to the Stated Value, prior to the holders of any other series of preferred stock and the Common Stock. A reorganization or any other consolidation or merger of the Corporation with or into any other corporation, or any other sale of all or substantially all of the assets of the Corporation, shall not be deemed to be a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 4, and in such instance the Series A Preferred Stock shall be entitled only to (i) the right provided in any agreement of plan governing the reorganization or other consolidation, merger or sale of assets transaction, (ii) the rights contained in the Wyoming Business Corporation Act and (iii) the rights contained in other Sections hereof.

RESTATEMENT OF DESIGNATION, PREFERENCE AND RIGHTS
OF SERIES A PREFERRED STOCK
– PAGE 1 –

5. **Conversion Provisions.** The holders of shares of Series A Preferred Stock shall have conversion rights as follows (the ***"Conversion Rights"***):

(a) **Right to Convert.**

(1) At the option of the holder of a share of Series A Preferred Stock each share of Series A Preferred Stock shall be converted on the Conversion Date into a number of shares of Common Stock of the Company at the initial conversion rate (the ***"Conversion Rate"***) defined below:

> The initial Conversion Rate, subject to the adjustments described below, shall be the Stated Value as of the date of conversion divided by the Market Price. The Market Price for purposes of this Section 5 shall be equal to the average closing sales price of the Common Stock over the 5 previous trading days.

(2) Such conversion shall be effectuated by surrendering the Preferred Shares to be converted (with a copy, by facsimile or courier, to the Company) to the Company's transfer agent. The date on which conversion may be made shall be referred to as the ***"Conversion Date"***.

(b) **Adjustments to Conversion Rate.**

(1) **Reclassification, Exchange and Substitution.** If the Common Stock issuable on conversion of the Series A Preferred Stock shall be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares provided for above), the holders of the Series A Preferred Stock shall, upon its conversion, be entitled to receive, in lieu of the Common Stock which the holders would have become entitled to receive but for such change, a number of shares of such other class or classes of stock that would have been subject to receipt by the holders if they had exercised their rights of conversion of the Series A Preferred Stock immediately before that change.

(2) **Reorganizations, Mergers, Consolidations or Sale of Assets.** If at any time there shall be a capital reorganization of the Corporation's Common Stock (other than a subdivision, combination, reclassification or exchange of shares provided for elsewhere in this Section (b) or merger of the Corporation into another corporation, or the sale of the Corporation's properties and assets as, or substantially as, an entirety to any other person), then, as a part of such reorganization, merger or sale, lawful provision shall be made so that the holders of the Series A Preferred Stock shall thereafter be entitled to receive upon conversion of the Series A Preferred Stock, the number of shares of stock or other securities or property of the Corporation, or of the successor corporation resulting from such merger, to which holders of the Common Stock

RESTATEMENT OF DESIGNATION, PREFERENCE AND RIGHTS
OF SERIES A PREFERRED STOCK
– PAGE 2 –

deliverable upon conversion of the Series A Preferred Stock would have been entitled on such capital reorganization, merger or sale if the Series A Preferred Stock had been converted immediately before that capital reorganization, merger or sale to the end that the provisions of this paragraph (b)(3) (including adjustment of the Conversion Rate then in effect and number of shares purchasable upon conversion of the Series A Preferred Stock) shall be applicable after that event as nearly equivalently as may be practicable.

(c) **No Impairment.** The Corporation will not, by amendment of its Articles of Incorporation or through any reorganization, recapitalization, transfer of assets, merger, dissolution, or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Corporation, but will at all times in good faith assist in the carrying out of all the provision of this Section 5 and in the taking of all such action as may be necessary or appropriate in order to protect the Conversion Rights of the holders of the Series A Preferred Stock against impairment.

(d) **Certificate as to Adjustments.** Upon the occurrence of each adjustment or readjustment of the Conversion Rate for any shares of Series A Preferred Stock, the Corporation at its expense shall promptly compute such adjustment or readjustment in accordance with the terms hereof and prepare and furnish to each holder of Series A Preferred Stock effected thereby a certificate setting forth such adjustment or readjustment and showing in detail the facts upon which such adjustment or readjustment is based. The Corporation shall, upon the written request at any time of any holder of Series A Preferred Stock, furnish or cause to be furnished to such holder a like certificate setting forth (i) such adjustments and readjustments, (ii) the Conversion Rate at the time in effect, and (iii) the number of shares of Common Stock and the amount, if any, of other property which at the time would be received upon the conversion of such holder's shares of Series A Preferred Stock.

(e) **Notices of Record Date.** In the event of the establishment by the Corporation of a record of the holders of any class of securities for the purpose of determining the holders thereof who are entitled to receive any dividend (other than a cash dividend) or other distribution, the Corporation shall mail to each holder of Series A Preferred Stock at least twenty (20) days prior to the date specified therein, a notice specifying the date on which any such record is to be taken for the purpose of such dividend or distribution and the amount and character of such dividend or distribution.

(f) **Reservation of Stock Issuable Upon Conversion.** The Corporation shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of the shares of the Series A Preferred Stock such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion of all then outstanding shares of the Series A Preferred Stock; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion of all then outstanding shares of the Preferred Stock, the Corporation will take such

RESTATEMENT OF DESIGNATION, PREFERENCE AND RIGHTS
OF SERIES A PREFERRED STOCK
– PAGE 3 –

corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

(g) **Notices.** Any notices required by the provisions hereof to be given to the holders of shares of Series A Preferred Stock shall be deemed given if deposited in the United States mail, postage prepaid, and addressed to each holder of record at its address appearing on the books of the Corporation.

6. **Voting Provisions.** Except as otherwise provided herein or by law and in addition to any right to vote as a separate class as provided by law, the holders of the Series A Preferred Stock shall have full voting rights and powers equal to the voting rights and powers of holders of Common Stock and other series of preferred stock. The holders of the Series A Preferred Stock shall be entitled to notice of any resolution or shareholders meeting in accordance with the Bylaws of the Company, and shall be entitled to vote, with respect to any question upon which holders of Common Stock and/or any other series of Preferred Stock have the right to vote. For so long as the Class A Preferred Stock is issued and outstanding, the holders of Class A Preferred Stock shall vote together as a single class with the holders of the Company's Common Stock and the holders of any other class or series of shares entitled to vote with the Common Stock with the holders of Class A Preferred Stock being entitled to sixty-six and two-thirds percent (66 2/3%) of the total votes on all such matters, regardless of the actual number of shares of Class A Preferred Stock then outstanding, and the holders of Common Stock and any other shares entitled to vote being entitled to their proportional share of the remaining thirty-three and one-third (33 1/3%) of the total votes based on their respective voting power.

IN WITNESS WHEREOF, the Company has caused this Restatement of Designation, Preference and Rights of Series A Preferred Stock to be duly executed as of this 26th day of December, 2024.

QRONS INC.

DocuSigned by:

By: Jonah Meer

95B44BDAC9D2455...

Jonah Meer
Chief Executive Officer

RESTATEMENT OF DESIGNATION, PREFERENCE AND RIGHTS
OF SERIES A PREFERRED STOCK
– PAGE 4 –

EXHIBIT 6.02(a)

CERTIFICATE OF THE EXECUTIVE OFFICERS OF TARGET

[PURSUANT TO SECTION 6.02(A)]

First Person Ltd.

an Alberta (Canada) corporation

The undersigned, Cory J. Rosenberg, the duly elected and acting Chief Executive Officer of First Person Ltd., an Alberta (Canada) corporation (“First Person”), hereby certify and affirm that each of the following is true and correct:

1. The representations and warranties of First Person in that certain Plan of Agreement of Merger (the “Plan of Merger”) to which this Certificate relates are true and correct in all material respects on the date of this Certificate and, except for those representations and warranties which address matters only as of a particular date, with the same force and effect as if made as of this date.

2. First Person is a corporation duly organized and existing under the laws of the Province of Alberta (Canada), and has the corporate power and authority to own its properties and carry on its business in the manner in which such business is conducted.

3. The execution, delivery and performance by First Person of the Plan of Merger, in accordance with the terms and provisions of the Plan of Merger, have been duly authorized by appropriate corporate action of First Person.

4. First Person has full power, right and authority to enter into the Plan of Merger and to perform its obligations under the Plan of Merger and the Plan of Merger is the legal, valid and binding obligation of First Person and is enforceable against First Person in accordance with its terms.

5. The shares of capital stock of First Person that are subject to the Plan of Merger are fully paid and non-assessable and, when transferred and sold on the Closing Date of the Plan of Merger, will be free and clear of any liens, claims and encumbrances.

Certified and affirmed this ___ day of January, 2025.

Cory J. Rosenberg, Chief Executive Officer
First Person Ltd.
(an Alberta (Canada) corporation)

EXHIBIT 6.02(b)

CERTIFICATE OF THE EXECUTIVE OFFICERS OF TARGET

[PURSUANT TO SECTION 6.02(B)]

First Person Ltd.

an Alberta (Canada) corporation

The undersigned, Cory J. Rosenberg, the duly elected and acting Chief Executive Officer of First Person Ltd., an Alberta (Canada) corporation (“First Person”), hereby certify and affirm that each of the following is true and correct:

1. First Person has performed or complied with, in all material respects, with all agreements and covenants required of it by that certain Plan and Agreement of Merger (the “Plan of Merger”) to which this Certificate relates.

2. The shareholders of First Person have approved the merger contemplated by the Plan of Merger to which this Certificate relates, in accordance with the laws of the Province of Alberta (Canada).

Certified and affirmed this ___ day of January, 2025.

Cory J. Rosenberg, Chief Executive Officer
First Person Ltd.
(an Alberta (Canada) corporation)

EXHIBIT 6.03(a)

CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER OF PARENT

AND INCORPORATOR OF MERGER SUB

[PURSUANT TO SECTION 6.03(A)]

QRONS INC.

a Wyoming corporation

Primary Merger Sub, Inc.

a Colorado corporation

The undersigned, Jonah Meer, the duly elected and acting Chief Executive Officer of Qrons Inc., a Wyoming corporation (“Parent”), and the Incorporator of Primary Merger Sub, Inc., a Colorado corporation (“Merger Sub”), respectively, hereby certifies and affirms that each of the following is true and correct:

1. The representations and warranties of Parent and Merger Sub contained in that certain Plan and Agreement of Merger (the “Plan of Merger”) to which this Certificate relates are true and correct in all material respects on the date of this Certificate and, except for those representations and warranties which address matters only as of a particular date, with the same force and effect as if made as of this date.

2. Parent is a corporation duly organized and existing under the laws of the State of Wyoming, and has the power and authority to own its properties and carry on its business in the manner in which such business is conducted. Merger Sub is a corporation duly organized and existing under the laws of the State of Colorado, and has the power and authority to own its properties and carry on its business in the manner in which such business is conducted.

3. The execution, delivery and performance by Parent and Merger Sub of the Plan of Merger, in accordance with the terms and provisions of the Plan of Merger, have been duly authorized by appropriate corporate action of Parent and Merger Sub.

4. Each of Parent and Merger Sub has full power, right and authority to enter into the Plan of Merger and to perform their respective obligations under the Plan of Merger, and the Plan of Merger is the legal, valid and binding obligation of each of Parent and Merger Sub and is enforceable against Parent and Merger Sub in accordance with its terms.

5. The shares of Parent Voting Stock to be issued pursuant to the Plan of Merger will be, upon issuance and delivery pursuant to the terms of the Plan of Merger, validly issued, fully paid and non-assessable.

Certified and affirmed this ____ day of January, 2025.

Jonah Meer, Chief Executive Officer of Qrons, Inc.,
a Wyoming corporation, Incorporator of Primary
Merger Sub, Inc., a Colorado corporation

EXHIBIT 6.03(b)

CERTIFICATE OF THE CHIEF EXECUTIVE OFFICER OF PARENT

AND INCORPORATOR OF MERGER SUB

[PURSUANT TO SECTION 6.03(B)]

QRONS INC.

a Wyoming corporation

Primary Merger Sub, Inc.

a Colorado corporation

The undersigned, Jonah Meer, the duly elected and acting Chief Executive Officer of Qrons Inc., a Wyoming corporation (“Parent”), and the Incorporator of Primary Merger Sub, Inc., a Colorado corporation (“Merger Sub”), respectively, hereby certifies and affirms that each of the following is true and correct:

1. Parent and Merger Sub have performed or complied with, in all material respects, with all agreements and covenants required of them by that certain Plan and Agreement of Merger (the “Plan of Merger”) to which this Certificate relates.

Certified and affirmed this ___ day of January, 2025.

Jonah Meer, Chief Executive Officer of Qrons, Inc.,
a Wyoming corporation, Incorporator of Primary
Merger Sub, Inc., a Colorado corporation